UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-A

_______________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ChoiceOne Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-2659066 (I.R.S. Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of principal executive offices)	49345 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1.	Description of Registrant's Securities to be Registered.

For a description of the common stock, no par value per share (the "Common Stock"), of ChoiceOne Financial Services, Inc. (the "Registrant") to be registered hereunder, reference is made to the description of the Common Stock contained in the Registrant's registration statement on Form S-4, filed on August 11, 2006, as amended on September 11, 2006, including any further amendment or report filed hereafter for the purpose of updating such description, which description is incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this report:

Exhibit Number	Document

3.1	Restated Articles of Incorporation of ChoiceOne Financial Services, Inc.
3.2	Bylaws of ChoiceOne Financial Services, Inc., as currently in effect, and any amendments thereto. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.'s Form 8-K filed October 1, 2019. Here incorporated by reference.

4.1	Advances, Pledge and Security Agreement between ChoiceOne Bank and the Federal Home Loan Bank of Indianapolis. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.'s Form 10-K Annual Report for the year ended December 31, 2013. Here incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

February 4, 2020	By	/s/ Thomas L. Lampen
Thomas L. Lampen Its Treasurer

EXHIBIT INDEX

Exhibit Number	Document

3.1	Restated Articles of Incorporation of ChoiceOne Financial Services, Inc.
3.2	Bylaws of ChoiceOne Financial Services, Inc., as currently in effect, and any amendments thereto. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.'s Form 8-K filed October 1, 2019. Here incorporated by reference.

4.1	Advances, Pledge and Security Agreement between ChoiceOne Bank and the Federal Home Loan Bank of Indianapolis. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.'s Form 10-K Annual Report for the year ended December 31, 2013. Here incorporated by reference.